Exhibit 4(e)
FOURTH AMENDING AGREEMENT
(Syndicated Term Credit Facility)
THIS AGREEMENT is made as of September 27, 2006
BETWEEN:
POTASH CORPORATION OF SASKATCHEWAN INC., a corporation subsisting under the laws of Canada (hereinafter referred to as the “Borrower”),
OF THE FIRST PART,
- and -
THE FINANCIAL INSTITUTIONS SET FORTH ON THE SIGNATURE PAGES HEREOF UNDER THE HEADING “LENDERS:” (hereinafter referred to collectively as the “Lenders” and individually as a “Lender”),
OF THE SECOND PART,
- and -
THE BANK OF NOVA SCOTIA, a Canadian chartered bank, as agent of the Lenders (hereinafter referred to as the “Agent”),
OF THE THIRD PART.
          WHEREAS the parties hereto have agreed to amend and supplement certain provisions of the Credit Agreement as hereinafter set forth;
          NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby conclusively acknowledged by each of the parties hereto, the parties hereto covenant and agree as follows:
1.     Interpretation
1.1.     In this Agreement and the recitals hereto, unless something in the subject matter or context is inconsistent therewith:
“Agreement” means this agreement, as amended, modified, supplemented or restated from time to time.
“Credit Agreement” means the term credit agreement made as of September 25, 2001 between the Borrower, the Lenders listed in Schedule A thereto and such other financial institutions as become party thereto, as lenders, and the Agent, as amended by an amending agreement made as of September 23, 2003, a Second Amending Agreement made as of September 21, 2004 and a Third Amending Agreement made as of September 20, 2005.
1.2.     Capitalized terms used herein without express definition shall have the same meanings herein as are ascribed thereto in the Credit Agreement.
1.3.     The division of this Agreement into Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms “this Agreement”, “hereof”, “hereunder” and similar expressions refer to this Agreement and not to any particular Section or other portion hereof and include any agreements supplemental hereto.
1.4.     This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.
2.     Amendments and Supplements
2.1.     Amendment to Definition of “Maturity Date”. Section 1.01 of the Credit Agreement is hereby amended by deleting the existing definition of “Maturity Date” in its entirety and substituting the following therefor:
“Maturity Date” means, in respect of the Outstanding Accommodation and other Obligations outstanding to a given Lender, September 30, 2011 or such later date to which the same may be extended from time to time with respect to a given Lender in accordance with Section 1.13.
2.2.     Reporting Requirements of Material Subsidiaries. Section 11.01(a) of the Credit Agreement is hereby amended by deleting subparagraph (ii) thereof in its entirety and re-numbering subparagraphs (iii), (iv), (v) and (vi) thereof to (ii), (iii), (iv) and (v), respectively.
2.3.     Increase in Control of Borrower Threshold. Section 13.01(o) of the Credit Agreement is hereby amended by deleting “one-third” on the second line thereof and substituting therefor “one-half”.
3.     Amendment Fee
     The Borrower agrees to pay to the Agent, for each Lender, a fee in United States dollars in an amount equal to 0.03% of the Individual Commitment of such Lender.
4.     Representations and Warranties
     The Borrower hereby represents and warrants as follows to each Lender and the Agent and acknowledges and confirms that each Lender and the Agent is relying upon such representations and warranties:

(a)	Capacity, Power and Authority
(i)	It is duly incorporated and is validly subsisting under the laws of its jurisdiction of incorporation and has all the requisite corporate capacity, power and authority to carry on its business as presently conducted and to own its property; and
(ii)	It has the requisite corporate capacity, power and authority to execute and deliver this Agreement.
(b)	Authorization; Enforceability

It has taken or caused to be taken all necessary action to authorize, and has duly executed and delivered, this Agreement, and this Agreement is a legal, valid and binding obligation of it enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, winding up, insolvency, moratorium or other laws of general application affecting the enforcement of creditors’ rights generally and to the equitable and statutory powers of the courts having jurisdiction with respect thereto.
(c)	Compliance with Other Instruments

The execution, delivery and performance by the Borrower of this Agreement and the consummation of the transactions contemplated herein do not conflict with, result in any breach or violation of, or constitute a default under the terms, conditions or provisions of its articles, by-laws or other constating documents or any unanimous shareholder agreement relating to, the Borrower or of any law, regulation, judgment, decree or order binding on or applicable to the Borrower or to which its property is subject or of any material agreement, lease, licence, permit or other instrument to which the Borrower or any of its Subsidiaries is a party or is otherwise bound or by which any of them benefits or to which any of their property is subject and do not require the consent or approval of any Official Body or any other party.
     The representations and warranties set out in this Agreement shall survive the execution and delivery of this Agreement and the making of each Accommodation, notwithstanding any investigations or examinations which may be made by or on behalf of the Agent, the Lenders or Lenders’ counsel. Such representations and warranties shall survive until the Credit Agreement has been terminated.
5.     Condition Precedent
     The amendments and supplements to the Credit Agreement contained in Section 2 hereof shall be effective upon, and shall be subject to, the payment by the Borrower to the Agent, for each Lender, of the fees required to be paid pursuant to Section 3 hereof.

     The foregoing condition precedent is inserted for the sole benefit of the Lenders and the Agent and may be waived in writing by the Lenders, in whole or in part (with or without terms and conditions).
6.     Confirmation of Credit Agreement and other Loan Documents
     The Credit Agreement and the other Loan Documents to which the Borrower is a party and all covenants, terms and provisions thereof, except as expressly amended and supplemented by this Agreement, shall be and continue to be in full force and effect and the Credit Agreement as amended and supplemented by this Agreement and each of the other Loan Documents to which the Borrower is a party is hereby ratified and confirmed and shall from and after the date hereof continue in full force and effect as herein amended and supplemented, with such amendments and supplements in Section 2 hereof being effective from and as of the date hereof upon satisfaction of the condition precedent set forth in Section 5 hereof.
7.     Further Assurances
     The parties hereto shall from time to time do all such further acts and things and execute and deliver all such documents as are required in order to effect the full intent of and fully perform and carry out the terms of this Agreement.
8.     Enurement
     This Agreement shall enure to the benefit of and shall be binding upon the parties hereto and their respective successors and permitted assigns.
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9.     Counterparts
     This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. Such executed counterparts may be delivered by facsimile transmission and, when so delivered, shall constitute a binding agreement of the parties hereto.
     IN WITNESS WHEREOF the parties hereto have executed this Agreement.

POTASH CORPORATION OF SASKATCHEWAN INC.
By:	/s/ Wayne Brownlee
	Name:	Wayne R. Brownlee
	Title:	Executive Vice President, Treasurer and Chief Financial Officer

By:	/s/ Denis Sirois
	Name:	Denis A. Sirois
	Title:	Vice President & Corporate Controller

LENDERS: THE BANK OF NOVA SCOTIA
By:	/s/ Jeff T. Cebryk
	Name:	Jeff T. Cebryk
	Title:	Director

ROYAL BANK OF CANADA
By:	/s/ Michael Manion
	Name:	Michael Manion
	Title:	Authorized Signatory

By:
Name:
Title:

CREDIT SUISSE, TORONTO BRANCH
By:	/s/ Alain Daoust
	Name:	Alain Daoust
	Title:	Director

By:	/s/ Bruce Wetherly
	Name:	Bruce F. Wetherly
	Title:	Director

BANK OF AMERICA, N.A., CANADA BRANCH
By:	/s/ Medina Sales de Andrade
	Name:	Medina Sales de Andrade
	Title:	Assistant Vice President

By:
Name:
Title:

COMERICA BANK
By:	/s/ Nick Christopoulos
	Name:	Nick Christopoulos
	Title:	Vice President

By:
Name:
Title:

BANK OF MONTREAL
By:	/s/ R. Wright
	Name:	R. Wright
	Title:	Director

By:
Name:
Title:

BANK OF TOKYO-MITSUBISHI UFJ (CANADA)
By:	/s/
Name:
Title:

By:
Name:
Title:

BNP PARIBAS (CANADA)
By:	/s/ Allan Fordyce
	Name:	Allan Fordyce
	Title:	Director

By:	/s/ Edward Pak
	Name:	Edward Pak
	Title:	Vice President

HSBC BANK CANADA
By:	/s/ Sarah Yee
	Name:	Sarah Yee
	Title:	Relationship Manager

By:	/s/ Quyen Quach
	Name:	Quyen Quach
	Title:	Analyst

RABOBANK NEDERLAND, CANADIAN BRANCH
By:	/s/ Rommel J. Domingo
	Name:	Rommel J. Domingo
	Title:	Vice President

By:	/s/ Anthony H. Liang
	Name:	Anthony H. Liang
	Title:	Executive Director

SOCIÉTÉ GÉNÉRALE (CANADA BRANCH)
By:	/s/ Roxana F. Pateanu
	Name:	Roxana F. Pateanu
	Title:	Vice-President Corporate Credit Group

By:	/s/ Yvon J. Jeghers, CA
	Name:	Yvon J. Jeghers, CA
	Title:	Managing Director

AGENT: THE BANK OF NOVA SCOTIA, in its capacity as Agent
By:	/s/ Jeff T. Cebryk
	Name:	Jeff T. Cebryk
	Title:	Director